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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT MINING CONSULTANTS

                                              May 8, 1998

Mr. Marvin Kaiser
Chief Financial Officer
The Doe Run Resources Corporation
1801 Park 270 Drive
Suite 300
St. Louis, Missouri 63146
Dear Sirs:

    Pincock, Allen & Holt, a mining consulting firm based in Lakewood, Colorado, hereby consents to the incorporation by reference the reserve statement entitled "The Doe Run Resources Corporation--Reserve Audit--Mineable Reserves as of March 31, 1998" and all references to our firm included in or made part of The Doe Run Resources Corporation's Registration Statement on Form S-4.

                                          Sincerely,
                                          PINCOCK, ALLEN & HOLT
                                          /s/ John W. Rozelle
                                          John W. Rozelle, P.G.
                                          Principal Geologist